UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

AAC Group Holding Corp.

American Achievement Corporation

(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road

Austin, Texas 78745

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

American Achievement Corporation and AAC Group Holding Corp. (collectively, the “Company”) announced that their subsidiary Commemorative Brands, Inc. (“CBI”) has entered into an employment agreement with Matthew Gase, pursuant to which Mr. Gase will serve as General Manager of CBI. The agreement is effective as of February 1, 2006 and extends for a one-year term with automatic renewals unless otherwise terminated by either Mr. Gase or CBI. The agreement provides Mr. Gase with an annual base salary of $240,000, severance pay in the event he is terminated without cause or in the event he resigns for good reason as well as other benefits which as may be established for employees from time-to-time. The agreement also includes a non-competition and non-solicitation covenant by Mr. Gase that extends during the term of his employment and for up to one-year thereafter. The foregoing description is qualified in its entirety by reference to the actual employment agreement executed with Mr. Gase, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 8.01.	Other Events

Proposed Note Offering by Parent

On June 5, 2006, the Company issued a press release announcing that their new parent company, American Achievement Group Holding Corp., expects to commence an offering under Rule 144A and Regulation S of $150.0 million in aggregate gross proceeds of senior discount notes due 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Settlement of Litigation

On June 5, 2006, the Company announced that CBI has settled the lawsuit brought against it by Frederick Goldman, Inc. (“Goldman”). Pursuant to the settlement, among other things, CBI and Goldman entered into a new licensing agreement and CBI agreed to pay Goldman $1.0 million in cash. This payment was made on May 18, 2006.

Closing of San Angelo Facility

On June 5, 2006, the Company announced that it will close its yearbook facility in San Angelo, Texas in the fourth quarter of fiscal 2006. The Company expects to incur approximately $1.0 million in costs associated with the closing of this plant, primarily consisting of severance and relocation costs paid to or with respect to employees at the plant. The operations of this plant will be transferred to the Company’s yearbook facility in Dallas, Texas. As a result, the Company expects to realize up to $1.5 million in cost savings attributable to this facility closure, substantially all of which should be realized in fiscal 2007.

Release of Financial Results for Last Twelve Months

On June 5, 2006, the Company announced its financial results for twelve-month period ended April 1, 2006. The following table presents such historical financial information. Such financial information is unaudited and does not comprise financial information for a regular fiscal period of the Company. Such financial information is provided for illustrative purposes only, is not intended to be used for purposes of comparisons with other fiscal periods of the Company, and is not indicative of what the Company’s results of operations will be for fiscal 2006 (which will end August 26, 2006).

Twelve Months Ended April 1, 2006
(in thousands)
Statement of Operations Data:
Net sales	$309,546
Cost of sales	$128,301

Gross profit	$181,245

Selling, general and administrative expenses	$138,259

Operating income	$42,986
Interest expense, net	$34,266

Income before income taxes	$8,720
Provision for income taxes	$4,158

Net income	$4,562

Balance Sheet Data (at end of period):
Total assets	$534,604
Total debt (1)	$375,931
Total stockholders’ equity	$19,259

Other Data:
EBITDA (2)	$68,671
Capital expenditures	$13,435
Depreciation and amortization	$25,685

(1)	Total debt does not reflect approximately $3.3 million of cash on hand as of April 1, 2006.

(2)	EBITDA represents net income before interest expense, income taxes, depreciation and amortization. EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles, and should not be considered as an alternative to net income as an indicator of our operating performance or to cash flows as a measure of liquidity.

A reconciliation of net income to EBITDA is included below:

Twelve Months Ended April 1, 2006
(in thousands)
Net income	$4,562
Interest expense, net	34,266
Provision for income taxes	4,158
Depreciation and amortization expense	25,685

EBITDA	$68,671

The Company notes that EBITDA reflects the following items for the period presented: (i) approximately $0.3 million of costs relating to the re-branding of the Company’s college products, (ii) approximately $3.2 million of management fees and expenses paid pursuant to the Company’s management agreement with an affiliate of Fenway Partners Capital Fund II, L.P., (iii) approximately $0.6 million in consulting fees paid to independent consultants to advise the Company as to how to streamline its business and improve operational efficiencies as well as to become ready to comply with new Sarbanes-Oxley requirements, (iv) approximately $1.4 million in legal and professional fees relating to two litigation matters (primarily, the Goldman matter referred to above) that have since been settled and a potential acquisition that was subsequently abandoned, (v) approximately $0.4 million in recruiting and relocation expenses paid in connection with the recent restructuring of the Company’s management team, and (vi) approximately $2.0 million of severance costs relating to the recent structuring of the Company’s management team and the closure of the Company’s ring plant in El Paso, Texas in June 2005. In addition, the Company notes that EBITDA does not reflect approximately $0.5 million of expected savings from costs incurred in connection with such plant closing.

The Company considers EBITDA to be a key indicator of operating performance as it and similar measures are instrumental in the determination of compliance with certain financial covenants in the Company’s existing senior secured credit facility, and is used by the Company’s management in the calculation of the aggregate fee payable under its management agreement and in determining compensation for certain employees. EBITDA is not defined under GAAP and has important limitations as an analytical tool. For example, EBITDA (i) does not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) does not reflect changes in, or cash requirements for, the Company’s working capital needs; (iii) does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debts; (iv) excludes tax payments that represent a reduction in cash available to the Company; and (v) does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future. Because of these limitations, the Company relies primarily on its GAAP results and uses EBITDA only supplementally. Investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated January 11, 2006, between Commemorative Brands, Inc. and Matthew Gase

99.1	Press Release, dated June 5, 2006

*****

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION

By:	/s/ Sherice Bench
Name: Sherice Bench
Title: Chief Financial Officer

Date: June 5, 2006

EXHIBIT INDEX

10.1	Employment Agreement, dated January 11, 2006, between Commemorative Brands, Inc. and Matthew Gase

99.1	Press Release, dated June 5, 2006